QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Dynegy Inc.'s Registration Statement on Form S-3 of our reports dated March 30, 2017, relating to the consolidated financial statements of Vistra Energy Corp. (Successor Company) and Texas Competitive Electric Holdings Company LLC (Predecessor Company) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding emergence from bankruptcy and the non-comparability to prior periods) and May 1, 2017 relating to the financial statement schedule appearing in Exhibit 99.1 in the Current Report on Form 8-K of Dynegy Inc. dated December 19, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 19, 2017

QuickLinks

  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM